UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021 (February 24, 2021)

GOGO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1400 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report amends the Current Report on Form 8-K filed by Gogo Inc. (the “Company”) on March 5, 2021 (the “Original Filing”). Other than as set forth below, no other disclosure from the Original Filing is amended by this Current Report.

The Original Filing reported that on February 24, 2021, Michael Bayer notified the Company that he intended to step down from his position as Senior Vice President, Controller and Chief Accounting Officer of the Company effective September 30, 2021, and that Jessica Betjemann would expand her responsibilities in her new role as Senior Vice President of Finance and Accounting and succeed Mr. Bayer as Chief Accounting Officer of the Company effective September 30, 2021. This Current Report on Form 8-K/A amends the Original Filing to report that the foregoing transition will be effective August 9, 2021. Also on that date, Jay Boykin, who currently serves as Vice President of Accounting for the Company, will succeed Mr. Bayer as Controller.  Mr. Bayer will remain with the Company in an advisory capacity through September 30, 2021.

“The entire Gogo team wishes to thank Mike for his tremendous contributions to the Company throughout the six years he’s been with us,” said Barry Rowan, Gogo’s EVP and Chief Financial Officer. “His contributions have continued through effectively transitioning his responsibilities to these capable internal leaders. We wish Mike and his family all the best.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:  /s/ Marguerite M. Elias

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: August 9, 2021